CODE OF ETHICS
                                 --------------

1.    STATEMENT OF GENERAL FIDUCIARY PRINCIPLES
      -----------------------------------------

      This Code of Ethics is based on the principles that: (i) Access Persons owe a fiduciary duty to, among others, the shareholders of the Funds to conduct their personal transactions in Securities in a manner which neither interferes with Fund portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Access Person's relationship to the Funds; (ii) in complying with this fiduciary duty, Access Persons owe shareholders the highest duty of trust and fair dealing; and (iii) Access Persons must, in all instances, place the interests of the shareholders of the Funds ahead of the Access Person's own personal interests or the interests of others.

      For example, in order to avoid the appearance of conflict of interest from a personal transaction in a Security, the failure to recommend that Security to, or the failure to purchase that Security for, a Fund may be considered a violation of this Code.

      Access Persons must adhere to these general fiduciary principles, as well as comply with the specific provisions of this Code. Technical compliance with the terms of this Code will NOT automatically insulate an Access Person from scrutiny in instances where the personal transactions in a Security undertaken by such Access Person show a pattern of abuse of such Access Person's fiduciary duty to the Funds and their shareholders or a failure to adhere to these general fiduciary principles.


2.    DEFINITIONS
      -----------

      (a)   "Adviser" means Viking Fund Management, LLC.

      (b)   "Fund" or "Funds" means Viking Mutual Funds and its series.

      (c)   "Underwriter" means Viking Fund Distributors, LLC or its successor.

      (d)   The "1940 Act" means the Investment Company Act of 1940, as amended.

      (e) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall include: equity and debt securities; options and warrants to purchase equity or debt securities; shares of closed-end investment companies; and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a Security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security. For purposes of reporting, "Security" shall include futures contracts. "Security" shall not include: securities issued by the Government of the United States (including short term debt securities which are U.S. Government securities pursuant to Section 2(a)(16) of the 1940 Act); bankers' acceptances; bank certificates of deposit; commercial paper; shares of registered open-end investment companies; securities which are not eligible for purchase or sale by a Fund; and such other instruments as may be determined by the Funds' Board of Trustees ("Board"), from time to time.

      (f) "Advisory Person" means (i) any employee of a Fund or investment adviser (or of any company in a control relationship to such Fund or investment adviser) who, in connection with his regular function or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to such Fund or investment adviser who obtains information concerning recommendations made to such Fund with regard to the purchase or sale of a security.

      (g) "Access Person" means (i) with respect to a Fund or an investment adviser thereof, any director, officer, general partner, or advisory person, as defined in this section, of such Fund or investment adviser; (ii) with respect to a principal underwriter, any director, officer, or general partner of such principal underwriter who in the ordinary course of his business makes, participates in or obtains information regarding the purchase or sale of securities for the Fund for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation to such Fund regarding the purchase or sale of securities.

      (h) "Investment Personnel" include: (i) Access Persons with direct responsibility and authority to make investment decisions affecting a Fund (such as portfolio managers); (ii) Access Persons who provide information and advice to such portfolio managers (such as securities analysts); and (iii) Access Persons who assist in executing investment decisions for a Fund (such as traders).

            As the context requires, "Investment Personnel" may refer to one or more Access Persons.

      (i) "Disinterested Trustee" means a trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

      (j) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell the Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      (k) "Beneficial ownership" shall be interpreted in the same manner as it would in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. As a general matter, "beneficial ownership" will be attributed to an Access Person in all instances where the Access Person: (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Securities; or (iii) receives any benefits substantially equivalent to those of ownership.

      (l) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

      (m) "Purchase or sale of a Security" includes, INTER ALIA, the writing of an option to purchase or sell a Security.

      (n)  "Public   Company"   means  any  entity   subject  to  the  reporting
requirements of the Securities Exchange Act of 1934.

      (o)  "Board of  Trustees"  means the board of  trustees  of Viking  Mutual
Funds.

      (p) "Immediate Family" of an Access Person means any of the following persons who reside in the same household as the Access Person:


      child                   grandparent             son-in-law
      stepchild               spouse                  daughter-in-law
      grandchild              sibling                 brother-in-law
      parent                  mother-in-law           sister-in-law
      stepparent              father-in-law


Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Officer of the Adviser ("Compliance Officer") determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.


3.    EXEMPTED TRANSACTIONS
      ---------------------

      The prohibitions of Section 4 of this Code shall not apply to:

      (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

      (b) Securities issued by any registered open-end investment companies, including the Fund.

      (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Funds, subject to the notice provisions of Section 4 (g) of this Code.

      (d) Purchases which are part of an automatic dividend reinvestment plan; or an automatic payroll deduction plan whereby an employee purchases securities issued by an employer.

      (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.

      (f) Any transaction in the following: (1) bankers' acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

4.    PROHIBITED TRANSACTIONS AND ACTIVITIES
      --------------------------------------

      (a) PRIOR CLEARANCE. All Investment Personnel shall obtain prior clearance from the Compliance Officer before executing a personal transaction in a Security. Prior to executing a personal transaction in a security, Investment
Personnel must submit a Pre-Clearance Form (attached as Appendix A) to the Compliance Officer. The Compliance Officer will review the information in the Form and, as soon as practicable (generally within 24 hours) determine whether to clear the proposed transaction. The date of any authorization must be reflected on the Pre-Clearance Form. In deciding whether to grant prior clearance, the Compliance Officer shall consider whether the transaction could interfere with Fund portfolio transactions or whether the transaction takes inappropriate advantage of an Investment Personnel's relationship to the Funds. If the Compliance Officer is also an Investment Person contemplating a transaction, the Compliance Officer must obtain prior clearance from the Board or another officer of the Fund before executing a personal transaction in a security. The Board (or the Compliance Officer) may grant exceptions on a case-by-case or general basis for Securities transactions that would otherwise be prohibited by this Code. The Board (or the Compliance Officer) will maintain a written record of exceptions granted and the reasons therefore.

      (b) INITIAL PUBLIC OFFERINGS. All Investment Personnel are prohibited from acquiring any Securities distributed in an initial public offering (other than an offering of a new registered investment company).

      (c) PENDING BUY OR SELL ORDERS. All Advisory Persons are prohibited from executing a personal transaction in any Security on a day during which any portfolio of a Fund has a pending "buy" or "sell" order for that Security, until the Fund's orders are either executed or withdrawn. To prevent possible violations of this Section 4(c) of the Code, all Advisory Persons must verify through the Compliance Officer or an officer of the Adviser that a Fund does not have a pending buy or sell order for the Security in which the Advisory Person wishes to execute a transaction. Notwithstanding the prohibitions in Section 4(e) of this Code to which Advisory Persons are subject (by definition Access Persons include Advisory Persons), in the case of a Fund whose trading is done exclusively by a sub-adviser, the prohibition of this Section 4(c) shall not apply.

      (d) SEVEN DAY BLACK-OUT. Purchases or sales of Securities by Investment Personnel of a Fund within seven (7) calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by the Fund are prohibited transactions. For example, if a Fund trades a Security on day one, day eight is the first day the Investment Person may trade that Security for an account in which he or she has a beneficial interest. To prevent possible violations of this Section 4(d) of the Code, all Investment Personnel must verify that no purchases or sales of the same securities have been made by the Fund within seven (7) calendar days. Verification may be made by the Investment Person or through another Investment Person.

      (e) INTENTION TO BUY OR SELL FOR A FUND. No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale: (i) is being considered for purchase or sale by a Fund; or
(ii) is being purchased or sold by a Fund.

      (f) PRIVATE PLACEMENTS. All Investment Personnel are prohibited from acquiring any Securities for their personal accounts in a private placement made by an issuer that is a Public Company, without the express prior approval of the Compliance Officer. If the Compliance Officer is also an Investment Person contemplating acquiring Securities in a private placement made by an issuer that is a Public Company, the Compliance Officer must obtain the prior approval of the Board or another officer of the Fund. In instances where an Investment Person, after receiving prior approval, acquires a Security in a private placement, the Investment Person has an affirmative obligation to disclose this investment to the Compliance Officer if the Investment Person participates in any subsequent consideration of any potential investment by a Fund in the issuer of those Securities. A Fund's decision to purchase Securities of such an issuer (following a purchase by an Investment Person in an approved personal transaction) will be subject to an independent review by the Compliance Officer and the Fund's decision may be allowed if such review so indicates provided the person(s) conducting such review has (have) no personal interest in the issuer.

      (g) SHORT-TERM PROFITS. All Investment Personnel are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 60 calendar days. In circumstances where a personal transaction in Securities within the proscribed period is involuntary (for example, due to unforeseen corporate activity, such as a merger) the Investment Personnel must notify the Compliance Officer. If the Compliance Officer is also the Investment Person profiting in an involuntary transaction within the proscribed period, the Compliance Officer must notify the Board or another officer of the Fund.

      (h) GIFTS. All Investment Personnel are prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year from any person or entity from, to, or through whom a Fund purchases or sells Securities, or from an issuer of Securities. For purposes of this limitation, "de minimis value" is equal to $50 or less.

      (i) SERVICE AS DIRECTOR. All Investment Personnel are prohibited from serving on the boards of directors of any Public Company, absent express prior authorization from the Compliance Officer. If the Compliance Officer is also the Investment Person contemplating serving on the board of a Public Company, the Compliance Officer must obtain prior authorization from the Board. Authorization to serve on the board of a Public Company will be granted in instances where the Compliance Officer determines that such board service would be consistent with the interests of the Funds and their shareholders. If prior approval to serve as a director of a Public Company is granted, an Investment Person has an affirmative duty to recuse himself from participating in any deliberations by a Fund regarding possible investments in the securities issued by the Public Company on whose board the Investment Person serves.

      (j) APPLICATION TO DISINTERESTED TRUSTEES. Notwithstanding the other restrictions of this Code to which Disinterested Trustees are subject, Section 4
(a) through (i) shall not apply to Disinterested Trustees.

      (k) ALWAYS PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions are prohibited and will not be authorized under any circumstances:

      INSIDE INFORMATION. Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security;

      MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading; and

      OTHERS. Any other transactions deemed by the Board of Trustees (or the Compliance Officer) to involve a conflict of interest, possible diversions of a corporate opportunity, or an appearance of impropriety.

 5.  FIDUCIARY DUTY
     --------------

      (a) Inducing or causing a Fund to take action, or to fail to take action for the purpose of achieving a personal benefit, rather than to benefit the Fund, is a violation of this Code. Examples of this would include causing a Fund to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing a Fund to refrain from selling a Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

      (b) If an Access Person or Immediate Family member stands to benefit materially from an investment decision for the Fund which the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Fund (or, if the Access Person in question is a person with authority to make investment decisions for the Fund, to the Board or the Compliance Officer) any Beneficial Interest that the Access Person (or Immediate Family member) has in that Security or an equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family member) or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the Board (or the Compliance Officer), must determine whether or not the Access Person will be restricted in making investment decisions.

      (c) Using knowledge of a Fund's portfolio transactions to profit by the market effect of such transactions is a violation of this Code.

6.    REPORTING REQUIREMENTS
      ----------------------

      (a) INITIAL HOLDINGS AND ACCOUNTS REPORT. Any person who becomes an Access Person (other than a Disinterested Trustee) must submit within 10 days of becoming an Access Person an Initial Holdings and Accounts Report (attached as Appendix B) to the Compliance Officer listing all Securities accounts and Securities that he or she holds in such accounts in which that Access Person (or Immediate Family member) has Beneficial Interest.

      (b) QUARTERLY REPORTING REQUIREMENTS. Every Access Person (other than a Disinterested Trustee) and members of his or her Immediate Family must arrange for the Compliance Officer to receive directly from any broker, dealer, or bank that effects any Securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person has a Beneficial Interest. All copies must be received no later than 10 days after the end of the calendar quarter. Each confirmation or statement must disclose the following information:

        1.    the date of the transaction;
        2.    the title (and interest rate and maturity date, if applicable);
        3.    the number of shares and principal amount;
        4.    the nature of the transaction (e.g., purchase, sale);
        5.    the price of the Security; and
        6. the name of the broker, dealer or bank through which the trade was effected.

            If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent that contain the information required above, the Access Person must submit a Quarterly Transaction Report (attached as Appendix C) within 10 days after the completion of each calendar quarter to the Compliance Officer.

            The Compliance Officer shall review duplicate confirmations and periodic account statements (or Quarterly Transaction Reports) upon receipt. The Compliance Officer will review the holdings and transactions in light of the prohibitions of the code and fiduciary duty of the Access Person. The Compliance Officer will also review for adequacy and timeliness of the statements.

      (c) Every Access Person (other than a Disinterested Trustee) who establishes a Securities account during the quarter in which that Access Person (or Immediate Family member) has Beneficial Interest must submit a Holdings and Accounts Report to the Compliance Officer. This report for new accounts must be submitted to the Compliance Officer within 10 days after completion of the calendar quarter.

      (d) ANNUAL HOLDINGS AND ACCOUNTS REPORT. Every Access Person (other than a Disinterested Trustee) must submit an Annual Holdings and Accounts Report listing all Securities accounts and Securities in which that Access Person (or Immediate Family member) has Beneficial Interest. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted. The completed report should be submitted to the Compliance Officer no more than 30 days following the end of the calendar year.

      (e) REPORTING REQUIREMENTS FOR DISINTERESTED TRUSTEES. Each Disinterested Trustee (and their Immediate Families) must report to the Compliance Officer any trade in a Security by any account in which the Disinterested Trustee has any Beneficial Interest if the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her duty as a Trustee of the Trust, should have known that, during the 15-day period immediately preceding or following the date of the transaction in a Security by the Trustee, such Security was purchased or sold by a Fund or was being considered for purchase or sale by a Fund or its Adviser.

      (f) Any report required by this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

      (g) Any Investment Person who receives any gift, favor, preferential treatment, valuable consideration or other thing of value of more than DE MINIMIS value (as defined in 4(h) above) in any year from any person or entity that does business either with or on behalf of the Funds (including an issuer of Securities or any entity or person through whom the Funds purchase or sell Securities) is required to report the receipt of such gift to the Compliance Officer. This reporting requirement shall not apply to:

        (i) salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Investment Person's employment responsibilities for the Investment Person's employer;

        (ii) the acceptance of meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

        (iii) the acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

        (iv) the acceptance of gifts, meals, refreshments, or entertainments of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

         (v) the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

      (h) In addition, all Access Persons upon designation as an Access Person and on an annual basis, are required to certify to the Compliance Officer that they have received, read, and understand the provisions of this Code, and that they recognize that they are subject to its provisions. The annual certification shall also include a statement that the Access Person has complied with the requirements of this Code. The form for Acknowledgement of Initial Receipt of the Code of Ethics is attached as Appendix D and the form for Annual Certification of Compliance with the Code of Ethics is attached as Appendix E.

7.  SANCTIONS
    ---------

        Upon discovering a violation of this Code, the President of the Adviser, with the advice of the Board of Directors of the Adviser, may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. (In instances where the violation is committed by a member of the Access Person's Immediate Family, any sanction will be imposed on the Access Person.) The President of the Adviser, with the advice of the Board of the Adviser, may also require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Board of the Adviser and shall be forwarded to a charitable organization selected by the Board of the Adviser. The filing of any false, incomplete or untimely reports, as required by Section 6 of this Code, may (depending on the circumstances) be considered a violation of this Code.

8.     REPORTS TO THE TRUSTEES
       -----------------------

      Any violation of this Code will be reported to the Board of Trustees by the Compliance Officer no less frequently than each regular quarterly meeting. Annually, the Compliance Officer will make a report to the Board of Trustees concerning the operation of and compliance with this Code.

9.     EXCEPTIONS TO THE CODE.
       ----------------------

      The Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Officer finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Board of Trustees at its next regularly scheduled meeting after the exception is granted.

                                                                      APPENDIX A
                                                                      ----------


              PRE-CLEARANCE FORM FOR INVESTMENT PERSONNEL ACCOUNTS

(1)   Name of Investment Person requesting authorization:

      --------------------------------------------------

(2) If different than #1, name of the person in whose account the trade will occur:

      ------------------------------------------

(3)   Relationship of (2) to (1):

      ------------------------------------------

(4)   Name of security:

      ------------------------------------------

(5) Maximum # of shares or units to be purchased or sold or amount of bond:

      ------------------------------------------

(6)   Check  if  applicable:____ Purchase  _____  Sale  _____
      Market Order ______  Limit Order ______

(7)   Do you possess material nonpublic information regarding the
      security or the issuer of the security?                ____ Yes  ____ No

(8)   To your knowledge, are the securities or "equivalent" securities
      (I.E., securities issued by the same issuer) held by any
      Fund?                                                  ____ Yes  ____ No

(9)   To your knowledge, are there any outstanding purchase or sell orders for this security (or any equivalent security) by any
      Fund?                                                  ____ Yes  ____ No

(10)  To your knowledge, are the securities (or equivalent
      securities) being considered for purchase or sale by any
      Fund?                                                  ____ Yes  ____ No

(11)  Are the securities being acquired in an Initial Public Offering?

                                                             ____ Yes  ____ No

(12)  Are the securities being acquired in a Private Placement?

                                                             ____ Yes  ____ No

(13)  Has any account you managed, purchased or sold these
      securities (or equivalent securities) within the past
      seven calendar days or do you expect the account to
      purchase or sell these securities (or equivalent
      securities) within seven calendar days after your
      purchase or sale?                                      ____ Yes  ____ No

(14)  Have you or any account covered by the Code's
      pre-authorization provisions purchased or sold
      these securities (or equivalent securities) in
      the prior 60 days?                                     ____ Yes  ____ No

      I have read the currently effective Code of Ethics, and believe that the proposed trade complies fully with the requirements of the Code.

                                           -----------------------------------
                                                      Access Person Signature

                                           -----------------------------------
                                                      Print Name

Authorized: _____________________________________

Date:       _____________________________________

                                                                      APPENDIX B
                                                                      ----------


            PERSONAL SECURITIES HOLDINGS AND ACCOUNTS DISCLOSURE FORM
 (for use as an Initial or Annual Holdings and Accounts Report or as notice of any accounts opened during the most recent quarter)


      PURSUANT TO SECTION 6 OF THE CODE OF ETHICS, PLEASE LIST ALL SECURITIES ACCOUNTS AND SECURITIES HOLDINGS FOR EACH SECURITIES ACCOUNT IN WHICH YOU OR YOUR IMMEDIATE FAMILY MEMBER HAS BENEFICIAL INTEREST. YOU DO NOT NEED TO LIST THOSE SECURITIES THAT ARE EXEMPT PURSUANT TO SECTION 3.


Is this an Initial or Annual Report or New Account Report?  (circle one)

Name of Access Person:        ____________________________

Name of Account Holder if
different Than Access Person: ____________________________

Relationship of Account
Holder to Access Person:      ____________________________

SECURITIES HOLDINGS:
-------------------

Attach to this Report your most recent account statement and/or list Securities held below:

  NAME OF SECURITY     QUANTITY   PRINCIPAL AMOUNT   NAME OF BROKER/DEALER/BANK
  ----------------     --------   ----------------   --------------------------
1.

2.

3.

4.

5.


(Attach separate sheets as necessary)

SECURITIES ACCOUNTS:
-------------------


  ACCOUNT NAME  ACCOUNT NUMBER  DATE ACCOUNT OPENED   NAME OF BROKER/DEALER/BANK
  ------------  --------------  -------------------   --------------------------

1.

2.

3.

4.


(Attach separate sheets as necessary)

      I certify that this Report and the attached statements (if any) constitute all the Securities accounts and Securities that must be reported pursuant to this Code.


------------------------------------
Access Person Signature


------------------------------------                  --------------------------
Print Name                                            Date

                                                                     APPENDIX C
                                                                     ----------

                         REPORT OF SECURITY TRANSACTIONS
                   FOR QUARTER ENDED _______________________


ACCESS PERSONS OTHER THAN INDEPENDENT FUND TRUSTEES: You do not need to report transactions in 1) direct obligations of the U.S. Government, 2) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments, 3) shares of an open-end investment company, and 4) transactions which you had no direct or indirect influence or control.

DISINTERESTED TRUSTEES: If you are an Disinterested Trustee, then you only need to report a transaction if you, at the time of that transaction, knew or, in the ordinary course of fulfilling your official duties as a Trustee to the Funds, should have known that, during the 15-day period immediately before or after your transaction in a security,

1)    the Funds purchased or sold such security or
2) the Funds or their investment adviser considered purchasing or selling such security.

Disclose all securities transactions for the period covered by this Report:


-------------------------------------------------------------------------------------------
                                          Price at
Name/Description of  Number    Date of     Which    Principal  Bought        Name of
     Security*      of Shares Transaction Effected   Amount   or Sold  Broker/Dealer/Bank
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
* Please disclose the interest rate or maturity date, if applicable.

____ The above is a record of every transaction in a security which I had, or which I acquired, any direct or indirect beneficial ownership during the period indicated above.

____ I have nothing to report for the period covered by this Report.


Date:                                    Signature:
       ----------------------------------            ---------------------------

                                                                      APPENDIX D
                                                                      ----------


                  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS
                  --------------------------------------------


I acknowledge that I have received, read, and understand the provisions of the Code of Ethics (as last amended on _________________) and I recognize that I am subject to its provisions.




---------------------------------
Name




---------------------------------                           ---------------
Signature                                                   Date

                                                                      APPENDIX E
                                                                      ----------


           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS
           ----------------------------------------------------------


I certify that I have received, read, and understand the provisions of the Code of Ethics (as last amended on _________________) ("Code") and I recognize that I am subject to its provisions.

I also certify that during the past twelve months I have complied with the requirements of the Code.




---------------------------------
Name




---------------------------------                           ---------------
Signature                                                   Date